Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor

Relations, (713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

OTCQX: SPNV

SUPERIOR ENERGY SERVICES ANNOUNCES STRATEGIC TRANSACTION

Divestiture of certain U.S. land service lines into a new, publicly traded consolidation platform for U.S. completion, production and water solutions in combination with Forbes Energy Services

Superior Energy to focus on U.S. offshore and international markets

Superior Energy intends to reduce amount of 2021 notes outstanding by up to $500 million via exchange offer

Houston, December 18, 2019 – Superior Energy Services, Inc. (“Superior Energy” or the “Company”) (NYSE: SPN; OTCQX: SPNV) today announced that it has entered into a definitive agreement to divest its U.S. service rig, coiled tubing, wireline, pressure control, flowback, fluid management and accommodations service lines (the “Superior Energy U.S. Business”) and combine them with Forbes Energy Services Ltd.’s (“Forbes”) (OTCQX: FLSS) complementary service lines to create a new, publicly traded consolidation platform for U.S. completion, production and water solutions.

Following the completion of the transaction, Superior Energy will remain a globally diversified oilfield services company built around the following key product and service lines: premium drill pipe, bottom hole assemblies, completion tools and products, hydraulic workover, snubbing and production services and well control services. These product lines have strong global market share positions, and greater than 75% of their combined revenue during the third quarter of 2019 was generated from U.S. offshore and international markets.

Under the terms of the merger agreement, the Superior Energy U.S. Business and Forbes will be merged into a newly formed company (“Newco”). At the closing of the transaction, Superior Energy will receive 49.9% of Newco’s issued and outstanding voting Class A common stock (“Class A Stock”) and 100% of Newco’s issued and outstanding non-voting Class B common stock, which will collectively represent an approximate 65% economic interest in Newco. Forbes shareholders will receive 50.1% of the Class A Stock, representing an approximate 35% economic interest in Newco. Forbes’ economic interest in Newco is subject to adjustment within certain parameters based on its net debt position at closing. In addition, certain lenders under Forbes’ existing term loan (the “Forbes Term Loan”) will exchange their portion of the Forbes Term Loan for approximately $30 million in newly issued mandatory convertible preferred shares of Newco (the “Preferred Shares”), which will be entitled to cash dividends at a rate of 5% per annum, payable semi-annually. After giving effect to the conversion of the Preferred Shares, Superior Energy would own a 52% economic interest and Forbes shareholders would own a 48% economic interest in Newco. The Preferred Shares will be subject to mandatory conversion into Class A Stock at the third anniversary of the closing of the transaction. Newco will repay the balance of the Forbes Term Loan at closing.

The transaction, which is expected to close in the first quarter of 2020, has been unanimously approved by the Board of Directors of each of Superior Energy and Forbes and unanimously approved by the special committee of the Board of Forbes.

Dave Dunlap, CEO of Superior Energy commented, “Superior Energy will now be focused on international and offshore markets, allowing investors to more accurately assess the value of what we believe to be a highly differentiated public company in the oil field service space. We believe this transaction, which reduces debt, and lowers interest costs, is a meaningful step towards our goal of improving our ability to generate free cash flow.”

“The Company and its shareholders will have a meaningful equity ownership position in a U.S. land service consolidation vehicle that will operate with a light capital spending profile, and is positioned to generate free cash flow. We believe that there are opportunities to reduce corporate costs, improve asset management, and increase free cash flow generation through increased industry consolidation.”

“In connection with this transaction, we intend to reduce the amount of 2021 notes outstanding by up to $500 million by (1) reducing Superior Energy’s total debt by $250 million through the issuance of Newco notes and (2) extending the maturity of up to another $250 million of Superior Energy 2021 notes.”

“A lot of hard work went into the planning and execution of this transaction, and I am extremely proud of our entire team. I will be leaving Superior Energy to become the CEO of Newco, and Westy Ballard will succeed me as Superior Energy’s new President and CEO. Westy’s appointment is the result of our Board’s comprehensive and continuous succession planning process. With a proven track record of success in global operations, finance and strategy, Westy is the right leader for the Company as it enters this exciting new phase.”

Compelling Strategic and Financial Benefits of the Transactions:

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Superior Energy is a unique, offshore and internationally focused company: More than 75% of Superior Energy’s third quarter 2019 revenue was derived from offshore and international markets, and its remaining U.S. land revenue is predominantly rental oriented.

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Low capital expenditure profile: Superior Energy’s initial 2020 pro forma capital expenditures estimate is in a range of $70-$80 million. It is anticipated that 2020 capital expenditures for Newco will be less than $25 million.

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Greater Scale and Significant Synergies: Newco expects to generate annualized run-rate cost synergies of approximately $23 million within a year after closing the transaction. Additionally, its sizable, long-life asset base will allow Newco to be extremely competitive across most U.S. oil and gas basins.

Leadership and Governance

Newco will be led by David Dunlap as CEO and Brian Moore as COO. Newco’s headquarters will be in Houston and will have support services provided to it by Superior Energy for up to two years under a transition services agreement. Mr. Dunlap is expected to also serve as Chairman of a four-person board of directors, with other board members to be identified before the transaction is closed. Following the closing of the transaction, Newco will operate under a new corporate name and ticker symbol.

Superior Energy’s current Chief Financial Officer, Westy Ballard, will become President and CEO of Superior Energy upon completion of the transaction. The Company’s current Chief Accounting Officer, Jamie Spexarth, will assume the title of Chief Financial Officer and Treasurer of Superior Energy.

Exchange Offer and Consent Solicitation

As a condition of the merger, SESI, L.L.C. (“SESI”), a wholly owned subsidiary of Superior Energy, intends to consummate an offer to exchange (the “Exchange Offer”) up to $500 million of its $800 million aggregate principal amount of outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for up to $500 million (the “Exchange Offer Maximum Amount”) of newly issued longer-dated notes (the “New Notes”), and to conduct a concurrent consent solicitation (the “Consent Solicitation”) to amend the lien covenant in the indenture governing the Original Notes (the “Original Notes Indenture”) to permit the issuance of the Superior Secured Notes described below (the “Proposed Amendment”). SESI intends to launch the Exchange Offer and Consent Solicitation during the pendency of the merger. The indenture governing the New Notes will contain restrictive covenants similar to the Original Notes after giving effect to the Proposed Amendment. Eligible holders of Original Notes who validly tender and do not validly withdraw Original Notes prior to the early participation date in 2020 to be specified (the “Early Participation Date”) are expected to be entitled to receive an aggregate principal amount of New Notes equal to the Original Notes validly tendered and accepted.

Substantially concurrently with the consummation of the merger, the New Notes will automatically exchange into (1) up to $250 million of Senior Second Lien Secured Notes to be issued by Newco (the “Newco Secured Notes”) and (2) only to the extent that consents are received in the consent solicitation from holders holding at least a majority of the then-outstanding aggregate principal amount of Original Notes (the “Requisite Consents”), up to $250 million of Senior Second Lien Secured Notes to be issued by SESI (the “Superior Secured Notes”). The indenture governing the Newco Secured Notes will contain restrictive covenants customary for issuances of high-yield secured notes of this type, and the indenture governing the Superior Secured Notes will contain restrictive covenants similar to those contained in the indenture governing SESI’s Senior Notes due 2024.

Subsequent to the consummation of the merger, and assuming the Exchange Offer is fully subscribed, SESI expects to keep the remaining $300 million aggregate principal amount of its Original Notes outstanding. However, if the merger is not consummated by May 31, 2020 (the “Outside Date”) or is earlier terminated or abandoned (the “Termination Date”), the New Notes issued in the Exchange Offer will be automatically exchanged for an equal principal amount of Original Notes to be issued as “Additional Notes” under the Original Notes Indenture.

The Exchange Offer will only be made to, and a confidential offering memorandum and other documents relating to the Exchange Offer will only be distributed to, holders who complete and return an eligibility letter confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S, who are “non-U.S. qualified offerees” (as defined in the eligibility letter) (such persons, “Eligible Holders”).

The Company will make the Exchange Offer only to Eligible Holders through, and pursuant to, the terms of a confidential offering memorandum. The Company and its affiliates will not make any recommendation as to whether Eligible Holders should exchange or refrain from exchanging their Original Notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the New Notes, Newco Secured Notes or Superior Secured Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this press release is neither an offer to purchase nor a solicitation of an offer to sell any Original Notes in the Exchange Offer or a solicitation of any consents to the Proposed Amendment. The New Notes, Newco Secured Notes and Superior Secured Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes, Newco Secured Notes and Superior Secured Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

Timing and Approvals

The transaction is expected to close in the first half of 2020, subject to the approval by Forbes’ stockholders and other customary regulatory approvals, the consummation of the Exchange Offer and the acceptance of at least $250 million of Original Notes, the entering into of an asset-based loan facility of Newco, and other customary closing conditions. Ascribe Capital LLC and Solace Capital Partners, who collectively own approximately 40% of the outstanding common stock of Forbes, have committed to vote their shares, as well as certain additional shares to be issued to them upon conversion of a portion of the Forbes 5.00% Subordinated Convertible PIK Notes Due 2020 they hold, in favor of the transaction.

Advisors

Superior Energy’s financial advisor for the sale of the Superior Energy U.S. Business is Lazard and its legal advisor for the transaction is Latham & Watkins LLP. Forbes’ financial advisor for the transaction is Simmons Energy – A division of Piper Jaffray and its legal advisor is Fried, Frank, Harris, Shriver, & Jacobson LLP. Winstead PC acted as legal advisor to the special committee of the Board of Forbes.

Conference Call and Webcast

Superior Energy will host a conference call at 11:00 a.m. Eastern Time on Wednesday, December 18, 2019. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-317-6003 and using entry number 9777809.

Operational Update

The Company has also determined to wind down its hydraulic fracturing business and will discontinue hydraulic fracturing operations. Results from this service line will be reflected as discontinued operations when the Company announces its fourth quarter results. The Company will exit this business and expects cash generated from potential future sales of assets used in this business to be used to reduce debt. Also during the fourth quarter of 2019, the Company sold non-core assets for approximately $42 million, approximately $24 million of which is expected to be received early in the first quarter of 2020.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

About Forbes Energy Services

Forbes Energy Services Ltd. is an independent oilfield services contractor that provides a broad range of completions-related and production-related services to oil and natural gas companies, primarily onshore in Texas and Pennsylvania. Find additional information about Forbes in documents filed with the SEC at http://www.sec.gov.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, Forbes and Newco, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the expected benefits of the proposed transaction; the anticipated completion of the proposed transaction and the timing thereof; the expected future results of operations and growth of the Company and Newco; and plans and objectives of management for future operations of the Company and Newco.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its and Newco’s business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction are not obtained or other closing conditions are not satisfied; local, regional and national economic conditions and the impact they may have on the Company, Forbes, Newco and their customers; conditions in the oil and gas industry, especially oil and natural gas prices and capital expenditures by oil and gas companies; the debt obligations of the Company and Newco following the transaction and the potential effect of limiting the Company’s and/or Newco’s ability to fund future growth and operations and increasing their respective exposure to risk during adverse economic conditions; the financial condition of the Company’s and Newco’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; and the potential additional costs relating to any reviews, investigations or other proceedings by government authorities or shareholder actions.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, any offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Newco will file a registration statement on Form S-4, including a joint proxy statement/prospectus of Newco and Forbes, with the SEC. INVESTORS AND SECURITY HOLDERS OF SUPERIOR ENERGY SERVICES AND FORBES ENERGY SERVICES ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Forbes Energy Services in connection with the Forbes Energy Services shareholder meeting. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by Superior Energy Services, Forbes Energy Services and Newco with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents (when available) from www.superiorenergy.com under the tab “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Superior Energy, Forbes and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in the Company’s proxy statement relating to its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2019, and Forbes’ proxy statement relating to its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2019, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

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